UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Rights Agreement

On September 6, 2013, GlobalOptions Group, Inc. (the “Registrant”) entered into a Second Amendment (the “Second Amendment”), to the Rights Agreement dated as of September 7, 2010, as amended (the “Rights Agreement”), between the Registrant and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent. The Second Amendment amends the definition of Expiration Date (as defined in the Rights Agreement) to provide that the Expiration Date under the Rights Agreement shall be the Close of Business (as defined in the Rights Agreement) on September 6, 2016, which date was extended from the third anniversary of the Rights Agreement.

The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated by reference and attached hereto as Exhibit 4.1.

Item 3.03.	Material Modification of Rights of Securityholders.

The information set forth in Item 1.01 with respect to the Second Amendment is incorporated by reference into this Item 3.03.

Item 9.01             Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement, dated September 6, 2013, by and between GlobalOptions Group, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2013

GLOBALOPTIONS GROUP, INC.

By:	/s/ Jeffrey O. Nyweide
	Name:	Jeffrey O. Nyweide
	Title:	Executive Vice President-Corporate Development, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement, dated September 6, 2013, by and between GlobalOptions Group, Inc. and Continental Stock Transfer & Trust Company.